UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 2, 2007

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-07572	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant’s telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 8.01

Other Events.

On January 2, 2007, Phillips-Van Heusen Corporation completed its previously announced acquisition of substantially all of the assets of Superba, Inc., a privately held manufacturer and distributor of neckwear in the United States and Canada.  The company also announced that its neckwear licensee for its IZOD and Calvin Klein brands had agreed to the early termination of the license agreements in a transaction expected to be effective in early February 2007.  The neckwear businesses acquired from Superba, as well as the IZOD and Calvin Klein neckwear businesses, are to be operated by the newly formed PVH Neckwear Group.  Copies of the press releases announcing the transactions are attached as Exhibit 99.1 to this Report.

Item 9.01

Financial Statements And Exhibits.

(a)

Financial Statements of Business Acquired.

Not applicable.

(b)

Pro Forma Financial Information.

Not applicable.

(c)

Shell Company Transactions.

Not applicable

(d)

Exhibits.

Exhibit	Description
99.1	Press Releases, dated January 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By: /s/ Mark D. Fischer

      Mark D. Fischer, Vice President

      General Counsel and Secretary

Date:  January 3, 2007